UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
SECURITIES EXCHANGE ACT OF 1934

☒  Filed by the Registrant        ☐  Filed by a Party other than the Registrant

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☒ Preliminary Information Statement
☐ Definitive Information Statement Only
☐ Confidential, for Use of the Commission (as permitted by Rule 14c)

ONE WORLD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________
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(1)  Title of each class of securities to which transaction applies:
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(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)  Form, Schedule or Registration Statement No.:
3)  Filing Party: ____________________________
4)  Date Filed:  ____________________________

ONE WORLD HOLDINGS, INC.
14515 Briarhills Parkway, Suite 105
Houston, Texas 77077 (866) 440-1470

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF ONE WORLD HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that, on December 3, 2015, the holders with the power to vote more than a majority of the outstanding common stock of One World Holdings, Inc., a Nevada corporation (“One World,” the “Company,” “we” or “us”), have approved the following action without a meeting of stockholders in accordance with Nevada Revised Statutes:

•	An amendment to the Company’s Articles of Incorporation to increase the authorized capital stock of the Company, and to change the par value of the Company’s common stock; and
•	An amendment to the Company’s Articles of Incorporation to change the name of the Company to Tonner One World Holdings, Inc.

The amendments listed above will become effective approximately 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

WE ARE NOT ASKING FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders required by the Nevada Revised Statutes. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Amendments described herein as no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval of the Amendments described herein has been secured by means of the written consent of the holders of a majority of the outstanding shares of common stock of the Company.

By Order of the Board of Directors,

/s/ Corinda J. Melton

Corinda J. Melton
CEO

December ___, 2015

ONE WORLD HOLDINGS, INC.
14515 Briarhills Parkway, Suite 105
Houston, Texas 77077

INFORMATION STATEMENT

December ___, 2015

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

     This Information Statement is being furnished to stockholders of One World Holdings, Inc., a Nevada corporation (“One World,” the “Company,” “we” or “us”), in connection with the corporate actions and amendments to our Articles of Incorporation described herein, which were previously approved by the board of directors of the Company (the “Board of Directors”) and subsequently adopted by the written consent of the holders having the power to vote more than a majority of our outstanding shares of common stock pursuant to Title 78 of the Nevada Revised Statutes (“NRS”), in lieu of a special meeting of stockholders.

     This Information Statement is first being sent on or about December ___, 2015, to the Company’s stockholders.

     Holders having the power to vote in excess of a majority of our outstanding shares of common stock executed and delivered to us on December ___, 2015 (the “Consent Record Date”), a written consent approving and authorizing the amendments to the Company’s Articles of Incorporation (collectively, the “Amendments”) and, consistent with the requirements of Rule 14c-2 promulgated under the Exchange Act, the Amendments will take effect 20 days following the mailing of this Information Statement to the stockholders of the Company or such later date as may be specified by our board of directors.

     This Information Statement is being provided to all stockholders of record who were entitled to give an authorization or a written consent in regard to the amendments discussed herein on the Consent Record Date. A complete summary of the corporate actions taken is set forth herein.

     Stockholders will not be entitled to any rights of appraisal under Nevada law or otherwise with respect to the approval and implementation of the amendments discussed herein.

     WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

REQUIRED VOTE; OUTSTANDING SHARES AND VOTING RIGHTS
Outstanding Securities

As of the Consent Record Date, we had 422,125,005 shares of common stock, par value $0.0025 per share (the “Common Stock”) issued and outstanding, 80,000 shares of Series AA Preferred Stock, par value $0.001 per share issued and outstanding and 186,000 shares of Series BB Preferred Stock, par value $0.001 per share issued and outstanding, constituting the Company’s only outstanding classes of securities entitled to vote on the authorized share amendment. Each share of Common Stock outstanding on the Consent Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon.  Each share of Series AA Preferred Stock entitles the record holder to cast 10,000 votes with respect to each matter to be voted upon, and each share of Series BB Preferred Stock entitles the record holder to cast 50 votes with respect to each matter to be voted upon.  The Company’s Articles of Incorporation, as amended to date (“Articles of Incorporation”), do not provide for cumulative voting.

The following actions are being undertaken in this filing:

•	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized capital stock of the Company, and to change the par value of the Company’s Common Stock; and
•	To approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to Tonner One World Holdings, Inc.

These actions are referred to herein collectively as the “Amendments.”

Action by Written Consent

Under the Nevada Revised Statutes, unless otherwise provided in the articles of incorporation or bylaws, any action that may be taken at an annual or special meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Our Articles of Incorporation and Bylaws, each as amended, do not limit, prohibit, restrict, or otherwise qualify the use of this procedure. Further, Article II of our Amended and Restated Bylaws specifically permits actions to be taken by written consent in lieu of a meeting.

Further, unless the laws, the articles of incorporation, or bylaws of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the shares at a meeting when a quorum is present. The laws require the approval of a majority of the outstanding shares in order to amend a Nevada corporation’s articles of incorporation, unless the articles of incorporation require a greater vote to take such action. Our Articles of Incorporation do not require a greater vote to take such action. Accordingly, because the Amendments require amendments to our Articles of Incorporation, the approval of the Amendments requires the receipt of the written consent of the holders having the power to vote at least a majority of the issued shares of Common Stock of the Company as of the Consent Record Date, which was 422,125,005 shares.

Notice of Action By Written Consent

The Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Amendments described herein.

CONSENTING STOCKHOLDERS CONSENT

The holders of shares of our Common Stock, our Series AA Preferred Stock and our Series BB Preferred Stock are entitled to vote on all matters which require stockholder vote.  The Series AA Preferred Stock allows holders thereof enhanced voting rights at a ratio of ten thousand (10,000) votes per share of the Company’s Common Stock held by such holders of Series AA Preferred Stock.  The Series AA Preferred Stock is not convertible into Common Stock.  The Series BB Preferred Stock votes with our Common Stock on an as-converted basis on all matters brought before the stockholders.  As of the Consent Record Date, we had 80,000 shares of Series AA Preferred Stock and 186,000 shares of Series BB Preferred Stock outstanding.  As of the Consent Record Date, the holders of the Series AA Preferred Stock were entitled to an aggregate of 800,000,000 votes.  The holders of Series BB Preferred Stock are entitled to vote, in the aggregate, a total of 9,300,000 shares.  Holders holding a majority of the outstanding shares of Common Stock (including holders of Common Stock and holders of Series AA Preferred Stock voting as discussed above and Series BB Preferred Stock voting on an as-converted basis) of the Company (collectively, the “Consenting Stockholders”) executed and delivered to us written consents effective as of the Consent Record Date authorizing the Amendments. As of the Consent Record Date, the Consenting Stockholders had the power to vote a total of 193.48% of the total issued and outstanding shares of Common Stock (including shares of Series AA Preferred Stock voting as outlined above, and the Series BB Preferred stock on an as-converted basis). The Consenting Stockholders voted all of the foregoing shares to approve each of the Amendments described herein.

Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Amendments as early as possible in order to accomplish the purposes of the Company as hereafter described.

BACKGROUND OF AMENDMENTS
MERGER WITH TONNER DOLL COMPANY

By way of background, the Amendments described herein are being taken in connection with a proposed transaction that will result in the merger of the Company’s subsidiary, The One World Doll Project, Inc., a Texas corporation (“OWDP”) with Tonner Doll Company, Inc., a New York corporation (“Tonner”).  Management of the Company and OWDP, on one hand, and of Tonner, on the other, have met and discussed the proposed merger, and have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which OWDP would merge with and into Tonner.

Tonner Doll Company Overview

Tonner Doll Company, Inc., was founded in 1991 by Robert Tonner under the original name Robert Tonner Doll Designs (“RTDD”). Originally the company had only three employees: Tonner, his partner Harris Safier, and a part-time seamstress. In February 1991, RTDD made its public debut at the American International Toy Fair in New York City In which the company successfully marketed and sold multi-jointed porcelain fashion dolls and jointed porcelain child dolls ranging in price from $650 to $1500.

By the end of 1992, RTDD was well on its way to becoming a prosperous enterprise. In 1995, Tonner Doll gained licensing rights for the recreation of the 1950s paper doll Betsy McCall, for reintroduction to the collectors market. To keep the cost down, Tonner decided to produce the doll in China. Made from vinyl, the Betsy McCall license was one of the initial mainstream commercial successes of the Company.

Over the coming years, RTDD began to grow the size of its staff to accommodate the rising demand. This growth would lead the company to be renamed the Tonner Doll Company; a move that Tonner felt reflected the growth of an independent artist-driven company to what was becoming a professional business.

Tonner and OWDP have entered into the Merger Agreement, which includes certain conditions that must be completed by the Company and OWDP prior to the closing of the Merger, which includes the completion of the increase in the authorized capital of the Company and the change in par value.

Following the Merger, the Company anticipates that the combined entity consisting of the operations of OWDP and Tonner will continue to operate in both of their respective markets.

The Merger was not and will not be submitted to the Company’s stockholders for vote because the Merger is between Tonner and the Company’s wholly owned subsidiary, OWDP.

Approval and adoption of each of the Amendments described herein is a condition to closing the Merger. Additionally, the Company’s management believes that the Amendments will help make the Company a stronger and more efficient Company.  Each of the Amendments is described more fully below.

Interest of Persons in Matters Acted Upon

None of the Company’s management, and none of the management of Tonner, will benefit directly from any of the Amendments described herein. However, because the approval of each of the Amendments is a condition to closing the Merger, and because management of the Company and of Tonner are each shareholders in their respective Companies, the officers and directors of both the Company and Tonner may be deemed to have an indirect interest in the matters acted upon.

Additionally, the following officers and founder of the Company are also shareholders in Tonner, and in connection with the proposed Merger will receive additional shares of the Company’s Common Stock at the ratio determined between the Company and Tonner prior to the closing of the Merger:

Name	Position with the Company	Number of Shares of Tonner Owned as of Consent Record Date
Corinda J. Melton	Director, Chief Executive Officer	25,000,000
Stacey McBride-Irby	Director, Chief Product Development Officer	30,000,000
Trent T. Daniel	Company Founder	25,000,000

As such, although they will not benefit directly from the approval and enactment of the Amendments described herein, the management of both the Company and Tonner may be deemed to benefit indirectly, in light of their continuing involvement with the Company and its subsidiary following the closing of the Merger.

ACTION 1

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY,
AND TO CHANGE THE PAR VALUE OF THE COMPANY’S COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the authorized share increase and change in par value amendment and have authorized the Company to file the Certificate of Amendment to effect the authorized share increase of our Common Stock from 500,000,000 shares of Common Stock to 1,600,000,000 shares of Common Stock, and to reduce the par value of the Company’s Common Stock from $0.0025 to $0.001 per share.

Background

As of the Consent Record Date, the Company had 500,000,000 authorized shares of Common Stock,  of which 422,125,005 were issued and outstanding; 1,000,000 authorized shares of Series AA Preferred Stock, of which 80,000 were issued and outstanding; and 5,000,000 authorized shares of Series BB Preferred Stock, of which 186,000 were issued and outstanding.

The authorized share increase is intended to make more shares available to the Company for future issuances.  The Company’s Common Stock is quoted on the OTC Markets under the symbol “OWOO” and the last reported closing price of the Common Stock on December 1, 2015, was $0.0059 per share.

The par value of the Common Stock will also be reduced to $0.001 per share.  The change in par value and the authorized share increase will not change the number of outstanding shares of Common Stock under the Articles of Incorporation.  As such, the increase of the authorized capital will have the effect of creating additional authorized and unreserved shares of our Common Stock. Such additional shares may be used by us for various purposes in the future without further stockholder approval. These purposes may include, among other things:

•	the sale of shares to raise additional capital;

•	the issuance of equity incentives to our employees, officers or directors;

•	establishment of strategic relationships with other companies and suppliers; and

•	any potential acquisitions of other businesses or products.

 Reasons for the Authorized Share Increase and Change in Par Value

The Board of Directors believes that an authorized share increase is desirable for numerous reasons. Primarily, the Board of Directors believes that an authorized stock increase could improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock.  Further, as set forth above, in the event the merger with Tonner is consummated, the Company will issue shares of its Common Stock to the stockholders of Tonner.

The Board of Directors believes that the share data of the Common Stock is a significant factor in whether the Common Stock satisfies the investing guidelines of many institutional investors and investment funds. A share increase may allow a broader range of institutions to invest in our Common Stock and may potentially increase the trading volume and liquidity of our Common Stock.

Management believes that the change in par value will permit the Company to pay reduced corporate filing fees, which are based in part on the number of the Company’s common shares multiplied by the par value.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Material Effects of the Authorized Share Increase and Change in Par Value

The principal effect of the share increase will be to increase the number of authorized shares of Common Stock. As a result, stockholders should recognize that once the authorized share increase is effected, they will own the same percentage of the outstanding common shares as they owned prior to the effectiveness of the increase in authorized capital.  The share increase will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the authorized share increase. For example, a holder of 1% of the outstanding shares of Common Stock immediately prior to the authorized share increase would continue to hold 1% of the outstanding shares of Common Stock immediately after the authorized share increase. The number of stockholders of record also will not be affected by the share increase.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The authorized share increase will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC Markets.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the authorized share increase and the Company will not be paying any cash to any stockholders for any fractional shares from the authorized share increase.

Effect on Registered and Beneficial Stockholders

Following the authorized share increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Procedure for Effectuating the Authorized Share Increase and Change in Par Value

The authorized share increase and change in par value will be effective upon the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is referred to as the “Effective Date.” The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the authorized share increase if the Board of Directors determines that the authorized share increase is no longer in the best interests of the Company and its stockholders.

The text of the Certificate of Amendment reflecting the effect of the increase in authorized capital and change of par value (Action 1), and the name change (Action 2) is set forth in Appendix A to this Information Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the authorized Amendments.

If the Board of Directors elects to implement the authorized share increase and change in par value, the Company will provide public notice (via press release or public filing) to the stockholders as soon as practicable after the Effective Date that the authorized share increase and change in par value have been effected.

Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the authorized share increase proposal, the Board of Directors also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increase by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

•   There can be no assurance that the market price per share of the Common Stock after the authorized share increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the authorized share increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the authorized share increase. The history of similar authorized share increase for companies in similar circumstances is varied.

•   There can be no assurance that the authorized share increase will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•   If and as the Company issues additional shares of Common Stock, the ownership of current stockholders will be diluted.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the authorized share increase and voted to approve the authorized share increase amendment.

Authorized Shares

As of the Consent Record Date, the Company had 500,000,000 authorized shares of Common Stock, par value $.0025, 1,000,000 authorized shares of Series AA Preferred stock, par value $0.001 and 5,000,000 authorized shares of Series BB Preferred stock, par value $0.001 and 4,000,000 authorized shares of preferred stock which are undesignated and unissued. As a result of the increase in authorized capital and change in par value, the Company will have 1,600,000,000 authorized shares of Common Stock, par value $0.001, 1,000,000 authorized shares of Series AA Preferred stock, par value $0.001 and 5,000,000 authorized shares of Series BB Preferred stock, par value $0.001.  The authorized share increase would not change the number of authorized shares of preferred stock. Following the authorized share increase and change in par value of the Common Stock, authorized but unissued shares of common and preferred stock will be available for issuance, and the Company may issue such shares in the future. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

Accounting Matters

The par value per share of Common Stock will be reduced to $0.001 per share in connection with the filing of the Certificate of Amendment.  As a result, on the Effective Date of the authorized share increase, the stated capital on the Company’s balance sheet attributable to the Common Stock will not change.  Our net income or loss and our net book value on a per share basis also will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the authorized share increase or change in par value.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the Effective Date could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the authorized share increase amendment is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the authorized share increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over the control of the Company.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the Nevada Revised Statutes with respect to the Amendment to effect the authorized share increase or change the par value, and the Company has not independently provided its stockholders with any such right.

Tax Consequences

The Board is not aware of any tax consequences to the Company’s stockholders from the authorized share increase or the change in par value.

Information With Respect to the Securities of the Company

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock (the “Common Stock”), $0.0025 par value, and 10,000,000 shares of preferred stock $0.001 par value.  As of the Consent Record Date, we had outstanding 422,125,005 shares of Common Stock, 80,000 shares of Series AA Super Voting Preferred Stock and 186,000 shares of Series BB Convertible Preferred Stock.

 COMMON STOCK

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to our stockholders.  The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by the Articles, including provisions governing any Preferred Stock.  The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights.  Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.  The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, upon payment therefor as contemplated herein, validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. However, our Preferred Stock is entitled to receive dividends at such time, if any, that we declare dividends on our Common Stock, in an amount equal to the number of shares of Common Stock that the Preferred Stock could be converted into at the time a dividend is declared, which could hinder our ability to pay dividends on our Common Stock.

In the event of liquidation, dissolution or winding up of our affairs, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding.

PREFERRED STOCK

We are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001, of which there are outstanding, 80,000 shares of Series AA Super Voting Preferred Stock and 186,000 shares of Series BB Convertible Preferred Stock.  The Articles provide that the Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the authorized but unissued shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the Common Stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or a group to attain control of us.

Holders of the Series AA Super Voting Preferred Stock have ten thousand (10,000) multiplied by that number of votes on all matters submitted to the stockholders that each stockholder of the Company’s Common Stock is entitled to vote at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action and consideration.  Holders of the Series AA Super Voting Preferred Stock vote together with the holders of Common Stock as a single class.  The holders of Series AA Super Voting Preferred Stock of the Company are not entitled to receive dividends paid on the Company’s Common Stock for Series AA Super Voting Preferred shares beneficially owned by them. Additionally, the Series AA Super Voting Preferred Stock is not entitled to any liquidation preference, and the shares of Series AA Super Voting Preferred Stock are not convertible into shares of the Company’s Common Stock.

Holders of shares of our Series BB Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cumulative dividends at the Dividend Rate, which is defined as the rate or percentage of which, as determined by the Board of Directors of the Company, directly or indirectly, declare or pay any dividends on its capital stock or otherwise make any distributions on its equity securities, or permit any of its subsidiaries to declare or pay any dividends on its capital stock or otherwise make any distributions on its equity securities.  Additionally, each share of Series BB Convertible Preferred Stock is convertible at the option of the holder thereof into fifty (50) shares of the Company’s Common Stock.  Moreover, the Series BB Convertible Preferred Stock is subject to optional redemption by the Company in its sole and absolute discretion at any time. The Company may partially or fully repay to holders of the Series BB Convertible Preferred Stock in respect of each share of Series BB Convertible Preferred Stock then outstanding a sum, in cash, equal to (i) $60 plus (ii) any accrued and unpaid dividends through and including the redemption date.

ACTION 2
AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY
TO TONNER-ONEWORLD HOLDINGS, INC.

Background

As noted above and previously disclosed in the Company’s filings, the Company and its subsidiary The One World Doll Project, Inc., a Texas corporation (“OWDP”), have recently entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tonner Doll Company, Inc., a New York corporation (“Tonner”), pursuant to which OWDP will merge with and into Tonner (the “Merger”), with Tonner as the surviving company.

Following the Merger, the Company anticipates that the combined entity consisting of the operations of OWDP and Tonner will continue to operate in both of their respective markets. In light of the planned combined operations following the Merger, the Company has elected to change the Company’s name to reflect the combined operations and focus of the Company.  The new name of the Company is Tonner One World Holdings, Inc.  (Management of the Company also anticipates that following the closing of the merger, OWDP’s name will be changed to “Tonner One World, Inc.”)

Effective Time

As with the increase in authorized capital and change in par value, the amendment to change the name of the Company will become effective as of 11:59 p.m., Central Time (the “Effective Time”), on the date of filing the Certificate of Amendment with the office of the Nevada Secretary of State, which will be at least twenty (20) days following the mailing of this Information Statement to the Company’s stockholders.

As noted above, after the Effective Time, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

INFORMATION ABOUT THE COMPANY

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of the Consent Record Date for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock or preferred stock, (ii) each of the Company’s executive officers, (iii) each of the Company’s directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 422,125,005 shares of Common Stock issued and outstanding, 80,000 shares of Series AA Super Voting Preferred Stock and 186,000 shares of Series BB Preferred Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of December 3, 2015, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Class of Stock	Amount of Beneficial Ownership	Percentage of Beneficial Ownership per Class of Stock
Directors and Officers
Corinda J. Melton(2) 14515 Briarhills Pkwy Suite 105 Houston, TX 77077	Common	1,147,612	*
	Series AA Preferred	20,000	25.00%
	Series BB Preferred	66,000	35.48%
Stacey McBride-Irby(3) 14515 Briarhills Pkwy Suite 105 Houston, TX 77077	Common	1,134,511	*
	Series AA Preferred	20,000	25.00%
	Series BB Preferred	60,000	32.26%
Wilma I. Delaney(4) 14515 Briarhills Pkwy Suite 105 Houston, TX 77077	Common	1,553,585	*
	Series AA Preferred	20,000	25.00%
	Series BB Preferred	-	-
Robert Hines(5) 14515 Briarhills Pkwy Suite 105 Houston, TX 77077	Common	1,241,939	*
	Series AA Preferred	20,000	25.00%
	Series BB Preferred	-	0.00%
Dennis P. Gauger, CPA(6) 14515 Briarhills Pkwy Suite 105 Houston, TX 77077	Common	1,200,000	*
	Series AA Preferred	-	-
	Series BB Preferred	-	-
All executive officers and directors as a group	Common	6,277,647	1.49%
	Series AA Preferred	80,000	100.00%
	Series BB Preferred	126,000	67.74%
Beneficial owners greater than 5%
Trent T. Daniel, Founder(7) 14515 Briarhills Pkwy Suite 105 Houston, TX 77077	Common	1,133,335	*
	Series AA Preferred	-	-
	Series BB Preferred	60,000.00	32.26%

Donna Harvey 14515 Briarhills Pkwy Suite 105 Houston, TX 77077	Common Series AA Preferred Series BB Preferred	44,603,682 - -	10.57% - -
            *           Less than one percent of class.

1.    Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

2.  Corinda J. Melton is a director and chief executive officer.

3.  Stacey McBride-Irby is a director and chief product development officer

4.  Wilma I. Delaney is a director and the sister of Corinda J. Melton

5.  Robert Hines is a director.

6.  Dennis P. Gauger is the company chief financial officer

7.  Trent T. Daniel is the company founder.

By Order of the Board of Directors,

/s/ Corinda J. Melton
Corinda J. Melton

Houston, Texas
December 3, 2015

CERTIFICATE PURSUANT TO NRS 78.385 OF AMENDMENT OF

ARTICLES OF INCORPORATION

ONE WORLD HOLDINGS, INC.

I, the undersigned, Corinda J. Melton, CEO of One World Holdings, Inc., do hereby certify:

The amendment set forth below to the Company’s Articles of Incorporation was duly adopted in accordance with the provisions of the Nevada Revised Statutes section 78.315 by unanimous written consent of the Board of Directors of One World Holdings, Inc. on the 3rd of December, 2015, and in accordance with the provisions of the Nevada Revised Statutes section 78.320 by written consent of the holders of a majority of the voting power of One World Holdings, Inc. on the 3rd of December, 2015, and shall be effective upon filing.

1.           The Corporation’s Articles of Incorporation are hereby amended by deleting Article I thereof in its entirety and replacing it with the following:

ARTICLE I

NAME

The name of this Corporation (the “Corporation”) shall be:

Tonner One World Holdings, Inc.

2.           The Corporation’s Articles of Incorporation are hereby further amended by deleting the first paragraph of Article IV captioned “Authorized Shares” in its entirety and replacing it with the following:

The Corporation shall have authority to issue an aggregate of 1,610,000,000 shares, of which 10,000,000 shares shall be preferred stock, par value $0.001 (the “Preferred Stock”), and 1,600,000,000 shares shall be common stock, par value $0.001 (the “Common Stock”).  The powers, preferences, and rights, and the qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation shall be authorized to issue, are as follows:

In witness whereof, One World Holdings, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this ____ day of December, 2015.

By:

/s/ Corinda J. Melton
Corinda J. Melton
CEO